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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2009

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02 Results of Operations and Financial Condition.

On February 18, 2009, Advance Auto Parts, Inc., or the Company, issued a press release setting forth its financial results for its fourth quarter ended January 3, 2009. This release also includes forward looking statements related to the Company's 2009 fiscal year. The press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2009, the Company's Board of Directors approved an amendment to the Company's by-laws by revising the first sentence of Section 3.02 to read as follows:

"The number of directors constituting the Board of Directors shall be fixed from time to time by resolution of the Board of Directors, but shall be not less than seven (7) nor more than twelve (12)."

Previously Section 3.02 provided that the number of directors shall not be less than eight (8) nor more than twelve (12). The Company's by-laws otherwise remain unchanged.

This description is qualified in its entirety by reference to the text of the amended by-laws attached as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number

	3.2	By-laws of Advance Auto Parts, Inc., amended as of February 17, 2009.

	99.1	Press Release, dated February 18, 2009, issued by Advance Auto Parts, Inc.

Note: The information contained in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: February 18, 2009	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President, Chief Financial Officer and Secretary

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.2	By-laws of Advance Auto Parts, Inc., amended as of February 17, 2009.

99.1	Press Release, dated February 18, 2009, issued by Advance Auto Parts, Inc.